Exhibit 99.1

Visa Inc. Posts Strong Fiscal First Quarter 2011 Earnings Results

•	GAAP quarterly net income of $884 million or $1.23 per diluted class A common share

•	Company effectively repurchases approximately 15.3 million shares at a total cost of $1.1 billion

SAN FRANCISCO, CA, February 2, 2011 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal first quarter 2011 ended December 31, 2010. GAAP net income for the quarter was $884 million, or $1.23 per diluted class A common share. The weighted average number of diluted class A common shares outstanding was approximately 719 million.

GAAP net operating revenue in the fiscal first quarter of 2011 was $2.2 billion, an increase of 14% over the prior year and driven by strong double-digit growth in service revenues, data processing revenues and international transaction revenues. Currency fluctuations contributed a positive 1% towards quarterly net operating revenues.

“Visa’s first quarter was a great start to our fiscal 2011 as evidenced by strong earnings fueled by continued growth in payments volume, cross border volume and processed transactions globally – our core business,” said Joseph Saunders, Chairman and Chief Executive Officer of Visa Inc.

“Visa is in a strong position to continue to accelerate the migration to electronic payments, particularly in economies where cash and check remain predominant. We are intensely focused on growing Visa’s revenue globally, working alongside our financial institution, merchant, technology and government partners. In parallel, we are aggressively investing to expand Visa payment services through new technology platforms, like mobile, eCommerce and money transfer, to extend the reach and value of our global network.”

Fiscal First Quarter 2011 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended September 30, 2010, on which fiscal first quarter service revenue is recognized, was a positive 14% over the prior year at $829 billion.

Payments volume growth, on a constant dollar basis, for the three months ended December 31, 2010, was a positive 15% over the prior year at $897 billion.

Cross border volume growth, on a constant dollar basis, was a positive 15% for the three months ended December 31, 2010.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended December 31, 2010, were 13 billion, a positive 15% increase over the prior year.

For the fiscal first quarter 2011, service revenues were $1.0 billion, an increase of 22% versus the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 10% over the prior year to $844 million. International transaction revenues, which are principally driven by cross border payments volume, grew 14% over the prior year to $630 million. Other revenues, which include the Visa Europe licensing fee, were $161 million, a 15% decrease over the prior year. Client incentives, which are a contra revenue item, were $405 million and represents 15% of gross revenues.

Total operating expenses on a GAAP basis were $872 million for the quarter, a 17% increase over the prior year.

Cash, cash equivalents, restricted cash, and available-for-sale investment securities were $6.5 billion at December 31, 2010.

Visa’s GAAP effective tax rate was 36% for quarter ended December 31, 2010.

Notable Events:

During the three months ended December 31, 2010, the Company effectively repurchased approximately 15.3 million shares at an average price of $72.08 per share, for a total cost of $1.1 billion. Of the $1.1 billion, $800 million of shares were effectively repurchased through the October funding of the litigation escrow account previously established under the Company’s retrospective responsibility plan. On an as-converted basis, 11 million shares of class A common stock were effectively repurchased at $72.74 per share. The balance of the repurchase, $306 million of class A common stock, was executed in the open market and totaled 4.3 million shares at an average price of $70.40 per share. These purchases were made under the previously announced $1.0 billion share repurchase plan, as authorized by the Company’s board of directors. At December 31, 2010, the share repurchase plan had remaining authorized funds of $694 million.

As previously announced, on January 26, 2011, the Company’s wholly-owned subsidiary, Visa International sold its 10 percent stake in Visa Vale issuer CBSS to Banco do Brasil and Bradesco. CBSS will continue to issue Visa Vale prepaid cards in Brazil and Visa expects no disruption to cardholder service as a result of this transaction. Visa’s proceeds from the sale were $103 million. The sale is subject to regulatory approval by Brazil’s Conselho Administrativo de Defesa Econômica.

On January 27, 2011, the Company held its 2011 annual meeting of stockholders. Among other proposals, stockholders approved the immediate declassification of the Board of Directors, approved implementation of a majority vote standard in uncontested elections of directors (effective at the 2012 annual meeting), approved compensation of the Company’s named executive officers as described in the Company’s proxy statement (on an advisory basis) and selected an annual advisory vote on executive compensation (on an advisory basis).

In addition, the Company announced that its Board of Directors had approved a class C share release program, in which all remaining 55 million class C shares will become eligible for sale on February 7, 2011. Class C shares sold in the public market upon release will automatically convert to class A common stock. The release of the class C shares will not increase the number of outstanding shares on an as-converted basis of the Company’s common stock, and there will be no dilutive effect to the outstanding class A common stock share count on an as-converted basis. Also, the Board of Directors declared a quarterly dividend in the aggregate amount of $0.15 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on March 1, 2011, to all holders of record of the Company’s class A, class B and class C common stock as of February 11, 2011.

Financial Outlook:

Visa Inc. affirms its financial outlook for the following metrics through 2011:

•	Annual net revenue growth: 11% to 15% range;

•	Client incentives as a percent of gross revenues: 16% to 16.5% range;

•	Marketing expenses: Less than $900 million;

•	Annual operating margin: About 60%;

•	GAAP tax rate: 36.5% to 37% range;

•	Annual diluted class A common stock earnings per share growth of greater than 20%;

•	Capital expenditures: Between $250-$275 million; and

•	Annual free cash flow in excess of $3 billion.

Fiscal First Quarter 2011 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) today to discuss the financial results and business highlights All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa

Visa is a global payments technology company that connects consumers, businesses, financial institutions and governments in more than 200 countries and territories to fast, secure and reliable digital currency. Underpinning digital currency is one of the world’s most advanced processing networks – VisaNet - that is capable of handling more than 20,000 transaction messages a second, with fraud protection for consumers and guaranteed payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, ahead of time with prepaid or later with credit products. For more information, visit www.corporate.visa.com.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the terms “expect,” “will,” “continue” and similar references to the future. Examples of such forward-looking statements include, but are not limited to, statements we make about the disposition of Visa Vale, gross and net revenue, incentive payments, expenses, operating margin, tax rate, earnings per share, capital expenditures, free cash flow and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are neither statements of historical fact nor guarantees of future performance and (iii) are subject to risks, uncertainties, assumptions and changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements because of a variety of factors, including the following:

•	the impact of new laws, regulations and marketplace barriers, particularly the Wall Street Reform and Consumer Protection Act, including those affecting:

•	issuers’ and retailers’ choice among debit payment networks;

•	debit interchange rates;

•	the spread of regulation of debit payments to credit and other product categories;

•	the spread of U.S. regulations to other countries;

•	consumer privacy and data use and security; and

•	designation as a systemically important payment system;

•	developments in current or future disputes and our ability to absorb their impact, including: interchange; currency conversion; and tax;

•	macroeconomic factors such as:

•	global economic, political, health environmental and other conditions;

•	cross-border activity and currency exchange rates; and

•	material changes in our clients’ performance compared to our estimates;

•	industry and systemic developments, such as:

•	competitive pressure on client pricing and in the payments industry generally;

•	bank and merchant consolidation and their increased focus on payment card costs;

•	disintermediation from the payments value stream through government actions or bilateral agreements;

•	adverse changes in our relationships and reputation;

•	our clients’ failure to fund settlement obligations we have guaranteed;

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	rapid technological developments;

•	account data breaches and increased fraudulent and other illegal activity involving our cards; and

•	issues arising at Visa Europe, including failure to maintain interoperability between our systems;

•	costs arising if Visa Europe were to exercise its right to require us to acquire all of its outstanding stock;

•	loss of organizational effectiveness or key employees;

•	failure to integrate successfully CyberSourceor other acquisitions;

•	changes in accounting principles or treatment; and

the other factors discussed in our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. You should not place undue reliance on such statements. Unless required to do so by law, we do not intend to update or revise any forward-looking statement, because of new information or future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 415-932-2213, ir@visa.com

Media Relations: Will Valentine, 415-932-2564, globalmedia@visa.com

VISA INC.

SELECTED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,
	2010	2009
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,008	$827
Data processing revenues	844	765
International transaction revenues	630	552
Other revenues	161	190
Client Incentives	(405)	(374)

Total operating revenues	2,238	1,960

Operating Expenses
Personnel	357	274
Network and processing	80	105
Marketing	197	216
Professional fees	61	51
Depreciation and amortization	67	62
General and administrative	110	78
Litigation provision	—	(43)

Total operating expenses	872	743

Operating income	1,366	1,217

Other Income (Expense)
Interest income (expense)	4	(16)
Investment income, net	10	5
Other	2	2

Total other income (expense)	16	(9)

Income before income taxes	1,382	1,208
Income tax provision	498	445

Net income attributable to Visa Inc.	$884	$763

Basic earnings per share
Class A common stock	$1.23	$1.03

Class B common stock	$0.63	$0.60

Class C common stock	$1.23	$1.03

Basic weighted average shares outstanding
Class A common stock	494	468

Class B common stock	245	245

Class C common stock	94	129

Diluted earnings per share
Class A common stock	$1.23	$1.02

Class B common stock	$0.63	$0.60

Class C common stock	$1.23	$1.02

Diluted weighted average shares outstanding
Class A common stock	719	745

Class B common stock	245	245

Class C common stock	94	129

VISA INC.

SELECTED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2010	September 30, 2010
	(in millions, except par value data)
Assets
Cash and cash equivalents	$3,684	$3,867
Restricted cash - litigation escrow	2,666	1,866
Investment securities
Trading	69	60
Available-for-sale	132	124
Settlement receivable	506	402
Accounts receivable	527	476
Customer collateral	883	899
Current portion of client incentives	164	175
Current portion of deferred tax assets	545	623
Prepaid expenses and other current assets	179	242

Total current assets	9,355	8,734

Restricted cash - litigation escrow	—	70
Investment securities, available-for-sale	13	24
Client incentives	114	101
Property, equipment and technology, net	1,380	1,357
Other assets	217	197
Intangible assets, net	11,463	11,478
Goodwill	11,447	11,447

Total assets	$33,989	$33,408

Liabilities
Accounts payable	$95	$137
Settlement payable	430	406
Customer collateral	883	899
Accrued compensation and benefits	241	370
Client incentives	468	418
Accrued liabilities	920	625
Current portion of long-term debt	12	12
Current portion of accrued litigation	630	631

Total current liabilities	3,679	3,498

Long-term debt	29	32
Accrued litigation	—	66
Deferred tax liabilities	4,186	4,181
Other liabilities	551	617

Total liabilities	8,445	8,394

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	$—	$—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 495 and 493 shares issued and outstanding at December 31, 2010, and September 30, 2010, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at December 31, 2010, and September 30, 2010	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 93 and 97 shares issued and outstanding at December 31, 2010, and September 30, 2010, respectively	—	—
Additional paid-in capital	20,668	20,794
Accumulated income	5,023	4,368
Accumulated other comprehensive loss, net
Investment securities, available-for-sale	2	3
Defined benefit pension and other postretirement plans	(114)	(115)
Derivative instruments classified as cash flow hedges	(44)	(40)
Foreign currency translation gain	6	1

Total accumulated other comprehensive loss, net	(150)	(151)

Total Visa Inc. stockholders’ equity	25,541	25,011
Non-controlling interest	3	3

Total equity	25,544	25,014

Total liabilities and equity	$33,989	$33,408

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended December 31,
	2010	2009
	(in millions)
Operating Activities
Net income including non-controlling interest	$884	$763
Adjustments to reconcile net income including non-controlling interest to net cash provided by (used in) operating activities:
Amortization of client incentives	405	374
Share-based compensation	48	32
Excess tax benefit for share-based compensation	(7)	(5)
Depreciation and amortization of property, equipment and technology and intangible assets	67	62
Litigation provision and accretion	4	(33)
Net recognized gain on investment securities, including other-than-temporary impairment	—	(1)
Net recognized (gain) loss on other investments, including other-than-temporary impairment	(1)	1
Deferred income taxes	82	102
Other	(21)	(12)
Change in operating assets and liabilities:
Trading securities	(9)	(9)
Settlement receivable	(104)	(131)
Accounts receivable	(51)	(92)
Client incentives	(357)	(378)
Other assets	57	137
Accounts payable	(42)	(69)
Settlement payable	24	(5)
Accrued compensation and benefits	(129)	(168)
Accrued and other liabilities	227	158
Accrued litigation	(71)	(755)

Net cash provided by (used in) operating activities	1,006	(29)

Investing Activities

Purchases of property, equipment and technology	(75)	(37)
Distributions from money market investment	—	19
Investment securities, available-for-sale:
Proceeds from sales and maturities	—	41
Purchases of / contributions to other investments	—	(1)
Proceeds / distributions from other investments	2	—

Net cash (used in) provided by investing activities	(73)	22

Financing Activities
Repurchase of class A common stock	(306)	(432)
Dividends paid	(108)	(93)
Funding of litigation escrow account - Retrospective Responsibility Plan	(800)	—
Payment from litigation escrow account - Retrospective Responsibility Plan	70	70
Cash proceeds from exercise of stock options	26	8
Excess tax benefit for share-based compensation	7	5
Principal payments on debt	(3)	(3)
Principal payments on capital lease obligations	(7)	(7)

Net cash used in financing activities	(1,121)	(452)

Effect of exchange rate changes on cash and cash equivalents	5	2

Decrease in cash and cash equivalents	(183)	(457)
Cash and cash equivalents at beginning of year	3,867	4,617

Cash and cash equivalents at end of period	$3,684	$4,160

Supplemental Disclosure of Cash Flow Information
Income taxes paid, net of refunds	$29	$25
Amounts included in accounts payable and accrued and other liabilities related to purchases of property, equipment and technology	$17	$6
Interest payments on debt	$1	$1

Fiscal 2010 and 2011 Quarterly Results of Operations

US$ in millions

(unaudited)

	Fiscal 2010 Quarter Ended				Fiscal 2011 Quarter Ended December 31, 2010
	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010
Operating Revenues
Service revenues	$827	$885	$873	$912	$1,008
Data processing revenues (1)	765	728	792	840	844
International transaction revenues	552	545	574	619	630
Other revenues (2)	190	173	183	167	161
Client incentives	(374)	(372)	(393)	(421)	(405)

Total operating revenues	1,960	1,959	2,029	2,117	2,238

Operating Expenses
Personnel	274	310	285	353	357
Network and processing (1)	105	98	103	119	80
Marketing (2)	216	238	277	233	197
Professional fees	51	50	77	108	61
Depreciation and amortization	62	62	63	78	67
General and administrative	78	77	87	117	110
Litigation provision	(43)	2	—	(4)	—

Total operating expenses	743	837	892	1,004	872

Operating income (1) (2)	1,217	1,122	1,137	1,113	1,366

Other Income (Expense)
Interest income (expense)	(16)	(28)	(13)	(15)	4
Investment income, net	5	23	1	20	10
Other	2	(4)	(3)	77	2

Total other income (expense)	(9)	(9)	(15)	82	16

Income before income taxes	1,208	1,113	1,122	1,195	1,382
Income tax provision	445	401	406	422	498

Net income including non-controlling interest	763	712	716	773	884
Loss attributable to non-controlling interest	—	1	—	1	—

Net income attributable to Visa Inc. (1) (2)	$763	$713	$716	$774	$884

(1)

As previously announced, beginning in the first quarter of fiscal 2011, the Company changed its presentation for non-Visa transactions pass-through revenues and expenses from a gross reporting to a net reporting basis. Previously, pass-through revenues were recorded in data processing and related expenses were recorded in network and processing. This change in presentation does not impact operating income or net income attributable to Visa Inc. as revenue and expense amounts completely offset. On a quarterly basis, related fiscal 2010 revenues and expenses were $36 million in Q1, $31 million in Q2, $35 million in Q3 and $38 million in Q4. These amounts will not recur in fiscal 2011 as a result of this change in presentation.

(2)

As previously announced, as a result of certain contractual changes relating to our Visa Extras rewards platform, certain fiscal 2010 revenues recorded in other revenues, and expenses recorded in marketing, will not recur in fiscal 2011. These changes do not impact operating income or net income attributable to Visa Inc. as revenue and expense amounts completely offset. On a quarterly basis, related fiscal 2010 revenues and expenses were $31 million in Q1, $24 million in Q2, $27 million in Q3 and $7 million in Q4.

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended December 31, 2010, as well as the prior four quarterly reporting periods and the 12 months ended December 31, 2010 and 2009, for cards carrying the Visa, Visa Electron and Interlink brands. Included is a table with information on the number of billable transactions processed on CyberSource’s network. Visa Inc. completed its acquisition of CyberSource Corporation on July 21, 2010.

1. Branded Volume and Transactions

The tables present total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended December 31, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$360	13.1%	7.4%	$239	21.6%	15.0%	2,766	$120	-0.8%	-5.1%	581
Canada	58	12.3%	7.8%	53	11.3%	6.8%	470	5	24.4%	19.4%	9
CEMEA	184	25.8%	26.8%	30	33.7%	32.3%	475	154	24.3%	25.8%	955
LAC	233	21.7%	19.3%	82	26.9%	26.7%	1,898	151	19.1%	15.6%	920
US	591	11.5%	11.5%	493	12.4%	12.4%	9,988	98	7.0%	7.0%	849

Visa Inc.	1,426	15.2%	13.2%	897	16.5%	14.5%	15,597	528	13.0%	11.1%	3,314

Visa Credit Programs
US	$226	5.3%	5.3%	$216	7.6%	7.6%	2,533	$10	-26.7%	-26.7%	16
Rest of World	381	20.2%	15.3%	334	19.8%	14.7%	4,089	48	22.9%	18.9%	167

Visa Inc.	607	14.2%	11.4%	549	14.7%	11.8%	6,622	58	9.7%	7.1%	183

Visa Debit Programs
US	$365	15.7%	15.7%	$277	16.5%	16.5%	7,454	$88	13.0%	13.0%	833
Rest of World	453	16.2%	13.8%	71	33.3%	30.0%	1,521	383	13.5%	11.3%	2,298

Visa Inc.	818	16.0%	14.6%	348	19.6%	19.0%	8,975	470	13.4%	11.6%	3,131

	For the 3 Months Ended September 30, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$326	16.2%	11.9%	$212	16.2%	12.2%	2,681	$114	16.2%	11.4%	595	467	556
Canada	53	10.4%	7.4%	49	10.2%	7.2%	448	5	12.0%	8.9%	9	24	32
CEMEA	164	22.1%	23.3%	27	26.4%	27.5%	418	137	21.3%	22.4%	860	208	212
LAC	203	22.4%	20.2%	68	24.1%	23.9%	1,634	135	21.6%	18.4%	873	356	385
US	574	12.4%	12.4%	473	13.5%	13.5%	9,756	101	7.8%	7.8%	875	502	666

Visa Inc.	1,321	15.9%	14.5%	829	15.1%	13.9%	14,937	491	17.1%	15.4%	3,212	1,558	1,850

Visa Credit Programs
US	$218	3.6%	3.6%	$207	6.4%	6.4%	2,431	$11	-31.7%	-31.7%	17	209	269
Rest of World	338	14.6%	11.6%	295	14.5%	11.5%	3,835	43	15.3%	12.5%	157	439	501

Visa Inc.	556	10.0%	8.3%	502	11.0%	9.3%	6,266	54	1.4%	-0.4%	174	648	770

Visa Debit Programs
US	$356	18.6%	18.6%	$266	19.6%	19.6%	7,325	$90	15.7%	15.7%	858	293	397
Rest of World	409	22.2%	20.1%	61	34.2%	32.4%	1,346	348	20.3%	18.1%	2,180	616	683

Visa Inc.	765	20.5%	19.4%	327	22.1%	21.8%	8,671	438	19.3%	17.6%	3,038	910	1,081

Operational Performance Data

	For the 3 Months Ended June 30, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$309	19.3%	12.5%	$198	19.9%	12.7%	2,580	$111	18.1%	12.3%	581	458	545
Canada	53	17.5%	7.5%	48	18.1%	8.1%	433	5	11.5%	2.1%	9	24	31
CEMEA	154	27.0%	25.6%	24	30.9%	28.6%	394	130	26.3%	25.1%	852	203	204
LAC	185	23.1%	16.3%	62	25.5%	20.8%	1,519	123	21.9%	14.2%	849	353	382
US	567	12.1%	12.1%	469	13.8%	13.8%	9,512	97	4.8%	4.8%	855	497	675

Visa Inc.	1,268	17.3%	14.1%	802	16.8%	14.1%	14,438	466	18.0%	14.2%	3,145	1,535	1,837

Visa Credit Programs
US	$214	2.3%	2.3%	$204	5.9%	5.9%	2,347	$10	-39.4%	-39.4%	17	210	274
Rest of World	320	18.7%	11.7%	277	18.6%	11.6%	3,679	42	19.3%	12.8%	155	436	499

Visa Inc.	534	11.5%	7.7%	481	12.9%	9.1%	6,026	53	0.2%	-3.6%	171	646	772

Visa Debit Programs
US	$352	19.1%	19.1%	$266	20.6%	20.6%	7,166	$87	14.8%	14.8%	838	287	402
Rest of World	382	24.5%	19.4%	55	38.0%	31.5%	1,246	327	22.4%	17.6%	2,136	601	664

Visa Inc.	735	21.8%	19.3%	321	23.3%	22.4%	8,412	414	20.7%	17.0%	2,974	889	1,065

	For the 3 Months Ended March 31, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$296	29.5%	12.7%	$195	32.3%	13.8%	2,459	$102	24.5%	10.6%	553	452	537
Canada	47	30.4%	5.5%	43	34.2%	8.6%	387	4	-0.1%	-19.1%	9	24	31
CEMEA	140	31.0%	19.3%	23	36.8%	22.6%	357	118	30.0%	18.7%	771	196	199
LAC	175	36.1%	15.8%	58	38.1%	20.1%	1,437	117	35.1%	13.8%	819	343	372
US	518	10.7%	10.7%	427	12.8%	12.8%	8,569	91	2.2%	2.2%	755	509	685

Visa Inc.	1,176	21.5%	12.7%	745	20.9%	13.6%	13,209	431	22.6%	11.2%	2,906	1,524	1,824

Visa Credit Programs
US	$194	-0.8%	-0.8%	$182	3.4%	3.4%	2,118	$12	-39.6%	-39.6%	16	217	280
Rest of World	305	29.3%	10.9%	266	30.8%	12.2%	3,459	39	19.9%	2.9%	138	431	493

Visa Inc.	499	15.6%	6.1%	449	18.0%	8.4%	5,577	50	-2.2%	-11.4%	154	648	773

Visa Debit Programs
US	$324	19.0%	19.0%	$245	20.9%	20.9%	6,450	$79	13.6%	13.6%	738	292	405
Rest of World	353	33.7%	17.3%	51	53.0%	29.7%	1,181	302	30.9%	15.5%	2,013	584	646

Visa Inc.	677	26.3%	18.2%	296	25.5%	22.4%	7,632	381	26.8%	15.1%	2,751	876	1,051

	For the 3 Months Ended December 31, 2009
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$318	30.6%	18.4%	$197	22.1%	10.0%	2,541	$121	47.4%	35.5%	570	442	531
Canada	52	20.5%	2.2%	48	24.0%	5.2%	430	4	-10.1%	-23.8%	9	24	31
CEMEA	146	8.4%	8.8%	23	20.9%	14.4%	353	124	6.4%	7.8%	794	192	196
LAC	191	33.0%	13.1%	64	37.5%	16.8%	1,516	127	30.9%	11.4%	873	331	359
US	530	5.0%	5.0%	438	7.3%	7.3%	8,754	92	-4.7%	-4.7%	759	511	691

Visa Inc.	1,238	15.6%	9.8%	770	14.2%	8.8%	13,595	468	18.0%	11.7%	3,004	1,500	1,808

Visa Credit Programs
US	$215	-6.9%	-6.9%	$201	-1.0%	-1.0%	2,373	$14	-49.7%	-49.7%	19	227	297
Rest of World	317	19.5%	6.6%	278	22.0%	8.5%	3,611	39	3.7%	-5.3%	141	425	488

Visa Inc.	532	7.2%	0.8%	479	11.2%	4.4%	5,983	53	-19.1%	-22.9%	160	653	784

Visa Debit Programs
US	$316	15.0%	15.0%	$238	15.4%	15.4%	6,381	$78	13.5%	13.5%	740	283	394
Rest of World	390	30.2%	20.3%	53	43.1%	24.6%	1,230	337	28.4%	19.7%	2,104	564	630

Visa Inc.	706	22.9%	17.9%	291	19.7%	17.0%	7,611	415	25.3%	18.5%	2,845	847	1,024

Operational Performance Data

	For the 12 Months Ended December 31, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$1,292	18.8%	10.9%	$844	22.0%	13.4%	10,487	$448	13.2%	6.5%	2,309
Canada	211	16.7%	7.1%	192	17.1%	7.6%	1,739	18	12.0%	1.9%	36
CEMEA	643	26.2%	23.9%	104	31.7%	28.0%	1,644	538	25.2%	23.1%	3,438
LAC	796	25.1%	18.0%	270	28.0%	23.2%	6,487	526	23.7%	15.6%	3,460
US	2,250	11.7%	11.7%	1,863	13.1%	13.1%	37,824	387	5.5%	5.5%	3,334

Visa Inc.	5,191	17.3%	13.6%	3,273	17.2%	14.0%	58,181	1,917	17.3%	12.9%	12,577

Visa Credit Programs
US	$852	2.7%	2.7%	$809	5.9%	5.9%	9,429	$43	-34.9%	-34.9%	67
Rest of World	1,344	20.3%	12.5%	1,172	20.4%	12.6%	15,062	171	19.4%	11.9%	617

Visa Inc.	2,196	12.8%	8.5%	1,982	14.0%	9.8%	24,491	214	2.3%	-2.2%	683

Visa Debit Programs
US	$1,398	18.1%	18.1%	$1,053	19.3%	19.3%	28,395	$344	14.3%	14.3%	3,267
Rest of World	1,597	23.3%	17.5%	238	38.5%	30.9%	5,294	1,359	20.9%	15.4%	8,627

Visa Inc.	2,995	20.8%	17.7%	1,292	22.5%	21.3%	33,690	1,703	19.5%	15.2%	11,894

	For the 12 Months Ended December 31, 2009
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,087	10.0%	12.5%	$692	7.1%	9.0%	9,508	$396	15.5%	19.1%	2,189	442	531
Canada	181	-5.0%	-1.4%	164	-2.8%	0.8%	1,585	16	-23.0%	-18.9%	35	24	31
CEMEA	509	-2.7%	9.8%	79	3.9%	10.3%	1,247	430	-3.8%	9.7%	2,925	192	196
LAC	636	6.0%	13.9%	211	9.1%	16.0%	5,468	425	4.5%	12.9%	3,261	331	359
US	2,014	-1.5%	-1.5%	1,647	0.3%	0.3%	32,951	367	-8.9%	-8.9%	2,997	511	691

Visa Inc.	4,427	1.9%	5.2%	2,793	2.5%	3.8%	50,758	1,634	0.8%	7.5%	11,407	1,500	1,808

Visa Credit Programs
US	$830	-12.9%	-12.9%	$764	-7.2%	-7.2%	9,040	$66	-49.3%	-49.3%	83	227	297
Rest of World	1,117	2.3%	5.8%	974	4.3%	7.1%	13,472	144	-9.2%	-2.4%	549	425	488

Visa Inc.	1,947	-4.8%	-2.8%	1,738	-1.1%	0.5%	22,512	209	-27.3%	-23.6%	632	653	784

Visa Debit Programs
US	$1,184	8.5%	8.5%	$883	7.9%	7.9%	23,911	$301	10.2%	10.2%	2,914	283	394
Rest of World	1,296	7.1%	16.3%	172	14.4%	21.4%	4,335	1,124	6.0%	15.5%	7,860	564	630

Visa Inc.	2,479	7.7%	12.5%	1,055	8.9%	10.0%	28,246	1,425	6.9%	14.4%	10,774	847	1,024

Operational Performance Data

Footnote

The preceding tables present regional total volume, payments volume and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is reported quarterly by Visa’s members on their operating certificates and is subject to verification by Visa. On occasion, members may update previously submitted information.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Effective with the 3 months ended September, 2009, Pakistan and Afghanistan were moved from the AP to CEMEA region. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. Rest of World includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.

Operational Performance Data

2. Cross Border Volume

The table below represents cross border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Dec 31, 2010	16%	15%
Sep 30, 2010	16%	16%
Jun 30, 2010	20%	17%
Mar 31, 2010	19%	12%
Dec 31, 2009	8%	2%

12 Months Ended
Dec 31, 2010	18%	15%
Dec 31, 2009	(8%)	(4%)

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks. CyberSource transactions are not included in this table. CyberSource transactions are reported in the next section.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Dec 31, 2010	12,580	15%
Sep 30, 2010	12,119	16%
Jun 30, 2010	11,721	14%
Mar 31, 2010	10,648	14%
Dec 31, 2009	10,924	12%

12 Months Ended
Dec 31, 2010	47,067	15%
Dec 31, 2009	41,012	9%

Operational Performance Data

4. CyberSource Transactions

The table below represents billable transactions processed on CyberSource’s network that generate revenue for CyberSource.

Period	Billable Transactions (millions)	Growth
3 Months Ended
Dec 31, 2010	987	40%
Sep 30, 2010	829	36%
Jun 30, 2010	759	31%
Mar 31, 2010	738	34%
Dec 31, 2009	707	29%

12 Months Ended
Dec 31, 2010	3,312	35%
Dec 31, 2009	2,449	28%